EXHIBIT 5.1

2000 FIRST TENNESSEE BUILDING 165 MADISON AVENUE MEMPHIS, TENNESSEE 38103 PHONE: 901.526.2000 FAX: 901.577.2303

 www.bakerdonelson.com

March 20, 2015

Board of Directors
Mid-America Apartment Communities, Inc.
6584 Poplar Avenue, Suite 300
Memphis, TN 38138

Re:  Opinion Regarding Legality of Issuance of Securities

Ladies and Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), in connection with a Registration Statement on Form S-3 filed by the Company on March 20, 2015 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Company’s Dividend and Distribution Reinvestment and Shares Purchase Plan. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined such documents as we have deemed necessary, including copies of the following documents:

1.	the Registration Statement and the related form of prospectus included therein, in the form filed with the Commission pursuant to the Act;
2.	the Charter, as amended, as certified by an authorized officer of the Company on the date hereof as then being complete, accurate and in effect;
3.	the Bylaws of the Company, as certified by an authorized officer of the Company on the date hereof as then being complete, accurate and in effect;
4.	the certificate of the Secretary of State of the State of Tennessee as to the due formation, existence and good standing of the Company; and
5.	the resolutions of the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1.	The Company is duly formed and existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Secretary of State of the State of Tennessee.
2.	The Shares when issued and sold as described in the Registration Statement will be validly issued, fully paid and non-assessable.

Our opinion is subject to the following qualifications and limitations:

(a)	The foregoing opinion is limited to the laws of the State of Tennessee, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Tennessee, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Tennessee, we do not express any opinion on such matter.
(b)	The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion letter has been prepared solely for your use and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act.

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ,
a professional corporation

By:	/s/ Richard F. Mattern Richard F. Mattern Authorized Representative